Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS SECOND QUARTER FINANCIAL RESULTS
Company reaffirms annual revenue guidance for 2015

Seattle, WA - July 30, 2015 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the second quarter ended June 30, 2015.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the second quarter was $186.2 million, which compares with $85.1 million in the second quarter of 2014. Net income for the second quarter was $5.8 million, or $0.14 per diluted share, compared to a net loss of $6.7 million, or $0.18 per diluted share in the second quarter of 2014. Non-GAAP net income was $12.4 million, or $0.30 per diluted share for the second quarter, compared to non-GAAP net loss of $8.6 million, or $0.22 per diluted share for the same period last year.

Overall gross profit margin for the second quarter of 2015 was 27%, compared to 34% for the second quarter of 2014. Total non-GAAP gross profit margin for the second quarter of 2015 was 27%, compared to 35% for the second quarter of 2014.

Operating expenses for the second quarter of 2015 were $40.0 million, compared to $42.8 million for the second quarter of 2014. Non-GAAP operating expenses for the second quarter of 2015 were $37.3 million, compared to $39.9 million for the second quarter of 2014.

Cash, investments and restricted cash was $103 million as of June 30, 2015, compared to $148 million as of March 31, 2015. Working capital increased slightly at the end of the second quarter of 2015 to $355 million compared with $353 million at the end of the first quarter.

“We had a strong second quarter, highlighted by several key customer wins and our new installation at the King Abdullah University of Science and Technology in Saudi Arabia,” said Peter Ungaro, president and CEO of Cray.  “We also expanded our storage and data management team by hiring a number of development and service engineers from Terascala, adding new skills and capabilities to this growing business.  With recent wins at the Bureau of Meteorology in Australia and the Texas Advanced Computing Center, our momentum of new awards has continued and we’re well positioned to deliver strong growth for the year.”

Outlook
We anticipate revenue for 2015 to be in the range of $715 million. Revenue for the third quarter is expected to be approximately $140 million. Non-GAAP gross margin for 2015 is expected to be in the 30-33% range. Total non-GAAP operating expenses for the year are anticipated to be in the range of $180 million. Based on this outlook, we expect to improve our GAAP and non-GAAP operating profit margin significantly for 2015 as compared to 2014.

Our 2015 effective non-GAAP tax rate is expected to be in the range of 6-10%.

Actual results for any future period are subject to large fluctuations and a wide range of results remains possible given the nature of our business.

Recent Highlights

•
In July, Cray was selected by the Bureau of Meteorology in Melbourne, Australia to deliver a new Cray XC40 supercomputer and Sonexion 2000 storage solution. Including future options, the contract totals about $53 million, with installations expected to begin in 2016.

•
In July, Cray announced it had been selected by the Texas Advanced Computing Center (TACC) at the University of Texas to deliver a Cray XC40 supercomputer. The new system named “Lonestar5” will have a peak performance of more than one petaflops and will serve as the primary high performance computing resource in the UT Research Cyberinfrastructure initiative.

•	In July, Cray announced it hired the majority of employees of Boston-based storage company, Terascala. The new additions strengthen Cray’s overall storage and data management expertise.

•
In June, Cray announced the establishment of its European, Middle East and Africa (EMEA) headquarters at the Company’s new office in Bristol, United Kingdom. Cray continues to expand its presence in the supercomputing and big data markets across the region, and its new headquarters strengthens the Company’s commitment to the commercial, academic, and government customers in these countries.

•
In May, the Supercomputing Education and Research Center (SERC) at the Indian Institute of Science in Bangalore, India put a new Cray XC40 into production. With more than 1.4 petaflops of compute performance, the Cray supercomputer nicknamed “SahasraT” at SERC is the first petaflop system in India.

Conference Call Information
Cray will host a conference call today, Thursday, July 30, 2015 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its second quarter financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806. International callers should dial (765) 889-6838 and use the conference ID #90966372. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #90966372. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Thursday, July 30, 2015.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that certain customers do not make expected future optional purchases under their current contracts, the risk that Cray is not able to achieve anticipated gross margin or expense levels, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2015 when or at the levels expected and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended June 30, 2015, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY, and the stylized CRAY mark and SONEXION are registered trademarks of Cray Inc. in the United States and other countries, and the XC family of supercomputers is a trademark of Cray Inc. Other trademarks used in this report are the property of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product	$157,937	$61,748	$210,678	$91,763
Service	28,224	23,399	55,127	48,494
Total revenue	186,161	85,147	265,805	140,257
Cost of revenue:
Cost of product revenue	120,789	43,967	161,545	67,939
Cost of service revenue	15,787	12,176	30,639	25,377
Total cost of revenue	136,576	56,143	192,184	93,316
Gross profit	49,585	29,004	73,621	46,941
Operating expenses:
Research and development, net	20,106	24,189	42,293	46,810
Sales and marketing	13,412	13,259	25,964	25,035
General and administrative	6,435	5,316	12,575	10,729
Total operating expenses	39,953	42,764	80,832	82,574
Income (loss) from operations	9,632	(13,760)	(7,211)	(35,633)

Other income (expense), net	(258)	(337)	486	(983)
Interest income, net	413	84	777	145
Income (loss) before income taxes	9,787	(14,013)	(5,948)	(36,471)
Income tax (expense) benefit	(4,006)	7,265	2,335	16,785
Net income (loss)	$5,781	$(6,748)	$(3,613)	$(19,686)

Basic net income (loss) per common share	$0.15	$(0.18)	$(0.09)	$(0.51)
Diluted net income (loss) per common share	$0.14	$(0.18)	$(0.09)	$(0.51)

Basic weighted average shares outstanding	39,104	38,509	39,053	38,414
Diluted weighted average shares outstanding	40,759	38,509	39,053	38,414

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$68,175	$112,633
Restricted cash	16,834	16,874
Short-term investments	13,304	16,289
Accounts and other receivables, net	136,680	165,113
Inventory	221,197	143,632
Deferred tax asset	37,403	36,073
Prepaid expenses and other current assets	24,199	17,948
Total current assets	517,792	508,562

Long-term investments	4,427	—
Long-term investment in sales-type lease, net	26,133	31,089
Property and equipment, net	34,677	34,793
Service spares, net	2,317	1,868
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	3,664	3,895
Deferred tax assets	42,183	41,414
Other non-current assets	14,450	15,631
TOTAL ASSETS	$659,825	$651,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,787	$48,699
Accrued payroll and related expenses	6,721	16,054
Other accrued liabilities	4,857	16,285
Deferred revenue	73,736	65,910
Total current liabilities	163,101	146,948

Long-term deferred revenue	36,183	47,588
Other non-current liabilities	2,843	3,044
TOTAL LIABILITIES	202,127	197,580

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,804,481 and 40,822,377 shares, respectively	605,105	598,390
Accumulated other comprehensive income	7,636	6,503
Accumulated deficit	(155,043)	(151,039)
TOTAL SHAREHOLDERS’ EQUITY	457,698	453,854
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$659,825	$651,434

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended June 30, 2015
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$5.8	$9.6	$0.14	$49.6	$40.0

Share-based compensation	(1)	2.8	2.8		0.2	2.6
Purchase accounting adjustments	(2)	0.1	0.1		0.1	—
Amortization of acquired intangibles	(2)	0.6	0.6		0.5	0.1
Items impacting tax provision	(3)	3.1
Total reconciling items		$6.6	$3.5	$0.16	$0.8	$2.7

Non-GAAP		$12.4	$13.1	$0.30	$50.4	$37.3

		Three Months Ended June 30, 2014
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(6.7)	$(13.8)	$(0.18)	$29.0	$42.8

Share-based compensation	(1)	2.9	2.9		0.1	2.8
Purchase accounting adjustments	(2)	0.2	0.2		0.2	—
Amortization of acquired intangibles	(2)	0.6	0.6		0.5	0.1
Items impacting tax provision	(3)	(5.6)
Total reconciling items		$(1.9)	$3.7	$(0.04)	$0.8	$2.9

Non-GAAP		$(8.6)	$(10.1)	$(0.22)	$29.8	$39.9

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges.
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Six Months Ended June 30, 2015
		Net Income (Loss)	Operating Income (Loss)	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(3.6)	$(7.2)	$(0.09)	$73.6	$80.8

Share-based compensation	(1)	5.9	5.9		0.3	5.6
Purchase accounting adjustments	(2)	0.3	0.3		0.3	—
Amortization of acquired intangibles	(2)	1.2	1.2		1.0	0.2
Items impacting tax provision	(3)	(2.4)
Total reconciling items		$5.0	$7.4	$0.13	$1.6	$5.8

Non-GAAP		$1.4	$0.2	$0.04	$75.2	$75.0

		Six Months Ended June 30, 2014
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(19.7)	$(35.6)	$(0.51)	$46.9	$82.6

Share-based compensation	(1)	5.4	5.4		0.2	5.2
Purchase accounting adjustments	(2)	0.3	0.3		0.3	—
Amortization of acquired intangibles	(2)	1.2	1.2		1.0	0.2
Items impacting tax provision	(3)	(13.5)
Total reconciling items		$(6.6)	$6.9	$(0.18)	$1.5	$5.4

Non-GAAP		$(26.3)	$(28.7)	$(0.69)	$48.4	$77.2

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges.
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended June 30, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$37.1	24%	$12.5	44%	$49.6	27%

Share-based compensation	(1)	0.1		0.1		0.2
Purchase accounting adjustments	(2)	0.1				0.1
Amortization of acquired intangibles	(2)	0.5				0.5
Total reconciling items		$0.7	—%	$0.1	1%	$0.8	—%

Non-GAAP		$37.8	24%	$12.6	45%	$50.4	27%

		Three Months Ended June 30, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$17.8	29%	$11.2	48%	$29.0	34%

Share-based compensation	(1)	—		0.1		0.1
Purchase accounting adjustments	(2)	0.2		—		0.2
Amortization of acquired intangibles	(2)	0.5		—		0.5
Total reconciling items		$0.7	1%	$0.1	—%	$0.8	1%

Non-GAAP		$18.5	30%	$11.3	48%	$29.8	35%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Six Months Ended June 30, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$49.1	23%	$24.5	44%	$73.6	28%

Share-based compensation	(1)	0.2		0.1		0.3
Purchase accounting adjustments	(2)	0.3				0.3
Amortization of acquired intangibles	(2)	1.0				1.0
Total reconciling items		$1.5	1%	$0.1	1%	$1.6	—%

Non-GAAP		$50.6	24%	$24.6	45%	$75.2	28%

		Six Months Ended June 30, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$23.8	26%	$23.1	48%	$46.9	33%

Share-based compensation	(1)	—		0.2		0.2
Purchase accounting adjustments	(2)	0.3		—		0.3
Amortization of acquired intangibles	(2)	1.0		—		1.0
Total reconciling items		$1.3	1%	$0.2	—%	$1.5	2%

Non-GAAP		$25.1	27%	$23.3	48%	$48.4	35%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges.

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income (Loss)
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014
GAAP Net Income (Loss)		$5.8	$(6.7)	$(3.6)	$(19.7)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.1	0.3	0.2
Purchase accounting adjustments	(2)	0.1	0.2	0.3	0.3
Amortization of acquired and other intangibles	(2)	0.5	0.5	1.0	1.0
Total adjustments impacting gross profit		0.8	0.8	1.6	1.5

Non-GAAP gross margin percentage		27%	35%	28%	35%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.6	2.8	5.6	5.2
Amortization of acquired intangibles	(2)	0.1	0.1	0.2	0.2
Total adjustments impacting operating expenses		2.7	2.9	5.8	5.4

Items impacting tax provision	(3)	3.1	(5.6)	(2.4)	(13.5)
Non-GAAP Net Income (Loss)		$12.4	$(8.6)	$1.4	$(26.3)

Non-GAAP Diluted Net Income (Loss) per common share		$0.30	$(0.22)	$0.04	$(0.69)

Diluted weighted average shares	(4)	40.8	38.5	40.7	38.4

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges.
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

(4) Cray recorded a GAAP net loss for the six months ended June 30, 2015 and non-GAAP net income for the same period. As such, the diluted weighted average shares number on the Reconciliation of GAAP to non-GAAP Net Income (Loss) differs from the amount on Cray's Condensed Consolidated Statement of Operations by the weighted average number of potential common shares outstanding, including the additional dilution related to conversion of stock options, unvested restricted stock and unvested restricted stock units as computed under the treasury stock method